Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To Prospectus Dated May 6, 2009)	Registration No. 333-158630

10,625,000 Units

(each Unit consisting of one share of Common Stock and one Warrant to purchase 0.4 of a share of Common Stock)

Antares Pharma, Inc.

We are offering up to 10,625,000 units, each consisting of one share of our common stock and one warrant to purchase 0.4 of a share of our common stock directly to investors. In connection with this offering, we will pay fees to our placement agents, Cowen and Company, LLC, Oppenheimer & Co., Inc. and Ladenburg Thalmann & Co. Inc. See “Plan of Distribution” on p. S-7 of this prospectus supplement for more information regarding these arrangements.

Our common stock is listed on the NYSE Amex under the symbol “AIS.” The last reported sale price of the common stock on the NYSE Amex on July 23, 2009 was $0.90 per share.

Investing in our securities involves a high degree of risk.

See “Risk Factors” beginning on page S-2 of this prospectus supplement and page 4 of the accompanying prospectus and the documents incorporated by reference herein.

	Per	Per share underlying
	unit	warrant	Total
Public offering price	$0.80	$—	$8,500,000
Placement agents’ fees	$0.056	$—	$595,000
Proceeds, before expenses, to us	$0.744	$—	$7,905,000
Public offering price for shares underlying warrants	$—	$1.00 *	$4,250,000	*
Total proceeds, before expenses, to us from units and shares underlying warrants	$—	$—	$12,155,000	*

* The exercise price of the warrants is subject to potential non-economic adjustments. See “Description of Warrants” on page S-9 of this prospectus supplement.

We have engaged Cowen and Company, LLC as lead placement agent, and Oppenheimer & Co., Inc. and Ladenburg Thalmann & Co. Inc. as co-placement agents, to use reasonable efforts to solicit offers to purchase our units in this offering. The placement agents are not purchasing or selling any units pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of units. We expect that delivery of the units being offered pursuant to this prospectus supplement will be made to investors on or about July 29, 2009. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Bookrunning Agent

Cowen and Company

Oppenheimer & Co., Inc.

Ladenburg Thalmann & Co. Inc.

The date of this prospectus supplement is July 24, 2009.

TABLE OF CONTENTS

Prospectus Supplement

Page
The Offering.........................................................................................................................................................................	S-1

Risk Factors.........................................................................................................................................................................	S-2

Note Regarding Forward-Looking Statements...............................................................................................................	S-3

Use of Proceeds..................................................................................................................................................................	S-4

Capitalization.......................................................................................................................................................................	S-5

Dilution.................................................................................................................................................................................	S-6

Plan of Distribution.............................................................................................................................................................	S-7

Description of Warrants....................................................................................................................................................	S-9

Legal Matters.......................................................................................................................................................................	S-9

Where You Can Find More Information & Incorporation of Certain Information by Reference............................	S-9

Prospectus

Page
About This Prospectus......................................................................................................................................................	2

About Antares Pharma, Inc...............................................................................................................................................	2

Risk Factors.........................................................................................................................................................................	4

Forward-Looking Statements............................................................................................................................................	5

Use of Proceeds..................................................................................................................................................................	6

The Securities We May Offer...........................................................................................................................................	7

Description of Capital Stock..............................................................................................................................................	9

Description of Warrants....................................................................................................................................................	11

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws..................................	12

Plan of Distribution.............................................................................................................................................................	14

Legal Matters.......................................................................................................................................................................	16

Experts..................................................................................................................................................................................	16

Where You Can Find More Information..........................................................................................................................	16

Information Incorporated by Reference..........................................................................................................................	17

            Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “the company,” “Antares,” “we,” “us,” “our,” or similar references mean Antares Pharma, Inc.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our units and also adds to and updates information contained in or incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more information about us and the securities we may offer from time to time under our shelf registration statement. To the extent there is a conflict between the information contained, or referred to, in this prospectus supplement, on the one hand, and the information contained, or referred to, in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

We have not authorized any broker, dealer, salesperson, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy units, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy units in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or units are sold on a later date.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referenced in the section entitled “Incorporation of Certain Information by Reference” in this prospectus supplement.

THE OFFERING

Securities offered by us	Up to 10,625,000 units. Each unit consists of one share of common stock and one warrant to purchase 0.4 of a share of common stock.

Issue price	$0.80 per unit.

Warrants

The exercise price of the warrants shall be $1.00 per share. The Warrants are exercisable beginning any time on or after the date six months following the Closing Date (as defined below) and expiring on the fifth anniversary of the Closing Date. Please refer to the section in this prospectus supplement entitled “Description of the Warrants.”

Common stock to be outstanding after the offering	78,674,666 shares, or 82,924,666 shares of common stock if all the warrants are exercised for cash.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes.

Risk factors

See “Risk Factors” on Page S-2 of this prospectus supplement, page 4 of the accompanying prospectus and “Risk Factors” set forth in our annual report on Form 10-K for the year ended December 31, 2008, filed on March 25, 2009 (as such may be supplemented and amended from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act) for a discussion of material risks that prospective purchasers of the units should consider.

NYSE Amex Symbol	AIS

         The number of shares of common stock to be outstanding after the offering is based on the number of shares outstanding as of March 31, 2009. As of that date, we had 68,049,666 shares of common stock outstanding, which does not include:

•	7,866,466 shares of common stock underlying options outstanding at a weighted average exercise price of $1.18 per share;

•	13,144,500 shares of common stock underlying warrants outstanding at a weighted average exercise price of $1.83 per share; and

•	1,748,240 shares available for future grant under our stock option plan.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference into this prospectus supplement, under the heading “Risk Factors” in Item 1A of Part I of our annual report on Form 10-K for the year ended December 31, 2008, as well as those contained in the accompanying prospectus, as the same may be updated from time to time by our future filings with the Securities and Exchange Commission, or SEC, under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations. In that case, the trading price of our securities could decline and you might lose all or part of your investment. See also “Note Regarding Forward-Looking Statements.”

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, including statements, other than statements of historical facts, included or incorporated in this prospectus supplement regarding our strategy, progress and timing of development programs and related trials and the efficacy of our product candidates, the commercial benefits available to us as a result of our agreements with third parties, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management. The words “may,” “will,” “should,” “would,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or “appear” or the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In evaluating such forward-looking statements, you should specifically consider various factors, including the risks outlined under the heading “Risk Factors” contained in any related free writing prospectus and in this prospectus supplement and the accompanying prospectus, and in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. The discussion of risks and uncertainties set forth in those filings is not necessarily a complete or exhaustive list of all risks facing the Company at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment, and our business is in a state of evolution. Therefore, it is likely that new risks will emerge, and that the nature and elements of existing risks will change, over time. It is not possible for management to predict all such risk factors or changes therein, or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors, or new or altered factors, may cause results to differ materially from those contained in any forward-looking statement. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made and do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

We cannot assure you that the forward-looking statements in this prospectus supplement and the documents incorporated by reference herein and therein will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

USE OF PROCEEDS

We expect to receive approximately $7,705,000 in net proceeds from the sale of the units in this offering, after deducting fees paid to the placement agents in an aggregate amount equal to $0.056 per unit sold in the offering and after deducting estimated offering expenses payable by us. Pending the use of the net proceeds, we may invest the net proceeds in investment grade, interest-bearing securities.

We intend to use the net proceeds from this offering for general corporate purposes. We will have significant discretion in the use of any net proceeds. The amounts and timing of our actual expenditures may vary significantly depending upon numerous factors, including economic or other conditions.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2009:

•	on an actual basis; and

•

on an as-adjusted basis, to give effect to the sale of 10,625,000 units offered by us in this offering, at a price of $0.80 per unit and after deducting the placement agents’ commissions, fees and reimbursable expenses and estimated offering expenses payable by us.

As of March 31, 2009

	Actual	As Adjusted
Stockholders’ equity (deficit):
Preferred stock — $0.01 par value, 3,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value; 150,000,000 shares authorized; 68,049,666 shares issued and outstanding as of March 31, 2009	$680,496	$786,747
Additional paid in capital	128,188,979	135,787,728
Accumulated deficit	(123,328,552)	(123,328,552)
Accumulated other comprehensive Income	(697,868)	(697,868)

Total stockholders’ equity	$4,843,055	$12,548,055

DILUTION

The net tangible book value of our common stock on March 31, 2009, as adjusted, was approximately $3,117,645 million, or approximately $0.05 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of units in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of the units in this offering at a sales price of $0.80 per share, our net tangible book value at March 31, 2009 would have been approximately $10,822,645 million, or approximately $0.14 per share. This represents an immediate dilution of $0.66 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution:

Public offering price per share	$0.80
Net tangible book value per share at March 31, 2009		$0.05

Increase per share attributable to new investors for July 2009 (this offering)		$0.09

Net tangible book value per share after giving effect to this offering	$0.14

Dilution per share to new investors	$0.66

     The number of shares of common stock to be outstanding after the offering is based on the number of shares outstanding as of March 31, 2009. As of that date, we had 68,049,666 shares of common stock outstanding, which does not include:

•	7,866,466 shares of common stock underlying options outstanding at a weighted average exercise price of $1.18 per share;

•	13,144,500 shares of common stock underlying warrants outstanding at a weighted average exercise price of $1.83 per share; and

•	1,748,240 shares available for future grant under our stock option plan.

PLAN OF DISTRIBUTION

We have engaged Cowen and Company, LLC as lead placement agent, and Oppenheimer & Co., Inc. and Ladenburg Thalmann & Co. Inc. as co-placement agents to use reasonable efforts to solicit offers to purchase our units in this offering. The placement agents are not purchasing or selling any units pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of units. The placement agents are not obligated to, and have advised us that they will not, purchase any units for their own accounts or otherwise participate in any direct purchases of units with us. We will enter into subscription agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into subscription agreements.

Our obligation to issue and sell shares to investors is subject to the conditions set forth in the subscription agreements, which may be waived by us in our discretion. An investor’s obligation to purchase shares is subject to conditions set forth in the subscription agreements, which may be waived by the investor.

Unless investors instruct us otherwise, we will deliver the shares of common stock being issued to the investors electronically upon receipt of investor funds for the purchase of the units offered pursuant to this prospectus supplement, and we will issue the warrants to investors. We expect to deliver the shares of our common stock and the warrants being offered pursuant to this prospectus supplement on or about July 29, 2009.

We have agreed to pay the placement agents an aggregate amount equal to $0.056 per unit sold in the offering. The following table shows the per share and total placement fees we will pay to the placement agents in connection with this offering.

	Per share	Total offering
Cowen and Company, LLC	$0.028	$297,500
Oppenheimer & Co., Inc.	$0.014	$148,750
Ladenburg Thalmann & Co. Inc.	$0.014	$148,750

            Because there is no minimum offering amount required as a condition to closing of this offering, the actual total offering commissions, if any, may be substantially less than the total offering amounts set forth above.

The placement agents have informed us that they will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

The placement agent agreement provides that the obligations of the placement agents are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our auditors.

We have agreed to indemnify the placement agents and specified other persons against some civil liabilities, including liabilities under the Securities Act or the Exchange Act, and to contribute to payments that the placement agents may be required to make in respect of those liabilities.

All of our directors and executive officers have signed lock-up agreements, pursuant to which they have agreed to not, directly or indirectly, offer, sell, agree to sell or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock, without the prior written consent of Cowen and Company, LLC for a period of 90 days after the completion of this offering.

The placement agents do not expect sales of units offered by this prospectus supplement and the accompanying prospectus to any accounts over which they exercise discretionary authority to exceed five percent of the shares offered.

The placement agency agreement with Cowen and Company, LLC, Oppenheimer & Co., Inc. and Ladenburg Thalmann & Co. Inc. will be included as an exhibit to a Current Report on Form 8-K that we will file with the SEC and that will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

The placement agents have from time to time performed and may in the future perform various financial advisory, commercial banking and investment banking services for us in the ordinary course of business, for which they received, or will receive, customary fees and expenses. The placement agents may receive up to $85,000 in fees and expenses, including legal fees, relating to this offering. The maximum commission or discount to be received in this offering by the placement agents, as members of the Financial Industry Regulatory Authority, Inc., or FINRA, or independent broker dealer will not be greater than 8% of the initial gross proceeds from the sale of any securities offered hereby.

DESCRIPTION OF WARRANTS

Each unit will include one warrant to purchase 0.4 of a share of our common stock. The warrants will be exercisable by the holders at any time on or after the date six months following the date of the closing of the offering and will expire on the fifth anniversary of the closing of the offering.

The warrants will be issued in the form of warrant certificates. The exercise price per share of common stock purchasable upon exercise of the warrant is $1.00 per share of common stock. The warrants will, among other things, include provisions for the appropriate adjustment in exercise price of the warrants and the class and number of shares of common stock to be issued upon exercise of the warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of our common stock, the payment of stock dividends, our amalgamation, and certain distributions.

The shares of common stock underlying the warrants, when issued upon exercise of a warrant in accordance with its terms, will be fully paid and non-assessable, and we will pay any transfer tax, transfer agent fee or other incidental tax or expense incurred as a result of the issuance of shares of common stock to the holder upon its exercise.

We are not required to issue fractional shares upon the exercise of a warrant. In lieu of any fractional share that would otherwise be issuable, we will pay the warrant holder cash equal to the product of such fraction multiplied by the closing price of one share of common stock as reported on the applicable trading market. The holder of a warrant will not possess any rights as our shareholder until such holder exercises the warrant.

At any time in which the registration statement of which this prospectus supplement is a part is effective, a warrant may be exercised upon delivery to us, prior to the expiry date of the warrant, of the exercise form found on the back of the warrant certificate completed and executed as indicated, accompanied by payment of the exercise price in immediately available funds for the number of shares of common stock with respect to which the warrant is being exercised. At any time in which the registration statement of which this prospectus supplement is a part is not effective and prior to the warrant expiry date, by proper election on the exercise form a warrant may be exercised through a cashless exercise, in which event we will issue to the holder of the warrant a number of shares determined by a formula set forth in the warrant certificate, which will result in fewer shares of common stock being issued to the holder.

Absent a waiver by the holder, the number of shares of our common stock that may be acquired by a holder upon exercise of a warrant is limited to the extent that, following the exercise, the total number of common shares beneficially owned by the holder and its affiliates whose beneficial ownership is aggregated with the holder does not exceed 4.99% of the total number of issued and outstanding shares of our common stock. In the event a holder waives the foregoing restriction, a holder can not waive the requirement that the number of shares of our common stock that may be acquired by a holder upon exercise of a warrant be limited to the extent that, following the exercise, the total number of common shares beneficially owned by the holder and its affiliates whose beneficial ownership is aggregated with the holder does not exceed 9.99% of the total number of issued and outstanding shares of our common stock.

The foregoing discussion of material terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrant certificate, which will be provided to each investor in this offering and will be filed on a Current Report on Form 8-K in connection with this offering.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus supplement will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Certain legal matters related to the offering will be passed upon for the placement agents by Morrison & Foerster LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement or the accompanying prospectus, to the extent that a statement contained in or omitted from this prospectus supplement and the accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed. The following documents filed with the SEC are incorporated by reference in this prospectus supplement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Our Current Report on Form 8-K filed with the SEC on June 5, 2009; and

•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 22, 2004 to register our common stock under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

            You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Antares Pharma, Inc.

250 Phillips Blvd., Suite 290

Ewing, New Jersey 08618

(609) 359-3020

PROSPECTUS                                                                                                                    Filed Pursuant to Rule 424(b)(2)

Registration No. 333-158630

$20,000,000

Common Stock

Preferred Stock

Warrants

This prospectus relates to offers and resales of up to $20,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of preferred stock or common stock or preferred stock upon the exercise of warrants. We will bear all costs, expenses and fees in connection with the registration of these securities.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our Common Stock trades on the NYSE Amex under the symbol “AIS.” On April 16, 2009, the last reported sale price of our common stock on the NYSE Amex was $0.46 per share. You are urged to obtain current market quotations for our common stock.

Investing in our securities involves a high degree of risk. You should carefully review and consider the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus and in any applicable prospectus supplement, any free writing prospectus or any documents incorporated by reference.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities described in this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

The aggregate market value of our outstanding common equity held by non-affiliates on April 15, 2009 was approximately $26,315,637. We have not issued any securities pursuant to Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 6, 2009.

TABLE OF CONTENTS

About this Prospectus	2
About Antares Pharma, Inc.	2
Risk Factors	4
Forward-Looking Statements	5
Use of Proceeds	6
The Securities We May Offer	7
Description of Capital Stock	9
Description of Warrants	11
Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and our By-laws	12
Plan of Distribution	14
Legal Matters	16
Experts	16
Where You Can Find More Information	16
Information Incorporated by Reference	17

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, as well as warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $20,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus and any applicable prospectus supplement, together with the information incorporated by reference herein as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

In this prospectus, unless the context specifically indicates otherwise, the terms “the Company,” “Antares,” “we,” “us” and “our” refer to Antares Pharma, Inc. and its subsidiaries.

ABOUT ANTARES PHARMA, INC.

Antares Pharma, Inc., a Delaware corporation, is a specialty drug delivery/pharmaceutical company utilizing its experience and expertise in drug delivery systems to enhance the performance of established and developing pharmaceuticals. We currently have three established delivery platforms: (i) transdermal gel systems, (ii) oral disintegrating tablets, and (iii) injection devices. Two of these platforms have generated FDA approved products.

Our transdermal gel systems consist of a unique formulation in semisolid dosage forms (preferably gels) that deliver medication efficiently and minimize gastrointestinal impact as well as the initial liver metabolism effect of some orally ingested drugs. Our Easy Tec™ oral disintegrating tablets are designed to help patients who experience difficulty swallowing pills, tablets or capsules, while providing the same effectiveness as conventional oral dosage forms. Our injection device platform features three distinct products: reusable needle-free injectors, disposable pressure assisted auto injectors and disposable pen injectors.

On January 31, 2001, we completed a business combination to acquire the three operating subsidiaries of Permatec Holding AG, or Permatec, headquartered in Basel, Switzerland. The transaction was accounted for as a reverse acquisition, as Permatec’s shareholders initially held a majority of the outstanding stock of Antares. Our corporate headquarters is located in Ewing, New Jersey, with research and production facilities for parenteral products in Minneapolis, Minnesota and research and development facilities for pharmaceuticals in Basel, Switzerland. Our telephone number is (609) 359-3020. Our website address is http://www.antarespharma.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2008 and filed with the SEC on March 25, 2009, as well as information incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference into this prospectus, any applicable prospectus supplement and any free writing prospectus, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, including statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, progress and timing of development programs and related trials and the efficacy of our product candidates, the commercial benefits available to us as a result of our agreements with third parties, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management. The words “may,” “will,” “should,” “would,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or “appear” or the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In evaluating such forward-looking statements, you should specifically consider various factors, including the risks outlined under the heading “Risk Factors” contained in any related free writing prospectus and any applicable prospectus supplement, and in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. The discussion of risks and uncertainties set forth in those filings is not necessarily a complete or exhaustive list of all risks facing the Company at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment, and our business is in a state of evolution. Therefore, it is likely that new risks will emerge, and that the nature and elements of existing risks will change, over time. It is not possible for management to predict all such risk factors or changes therein, or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors, or new or altered factors, may cause results to differ materially from those contained in any forward-looking statement. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made and do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

We cannot assure you that the forward-looking statements in this registration statement and the documents incorporated by reference herein and therein will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for research and development and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, but we currently have no commitments or agreements relating to any of these types of transactions. In addition, we may use any proceeds to pay existing contractual obligations and to repay indebtedness. The amount and timing of the expenditures will depend on numerous factors, such as the timing and progress of our clinical trials and research and development efforts, commercialization efforts and the competitive environment for our product candidates. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

THE SECURITIES WE MAY OFFER

We may, from time to time, offer under this prospectus, separately or together, the following securities with a total value of up to $20,000,000 at prices and on terms to be determined at the time of any offering:

▪	shares of common stock;
▪	shares of preferred stock; and
▪	warrants to purchase shares of common stock, preferred stock or any combination of such shares.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

▪	designation or classification;
▪	aggregate offering price;
▪	rates and times of payment of dividends, if any;
▪	redemption, conversion, exercise, exchange or sinking fund terms, if any;
▪	ranking;
▪	restrictive covenants, if any;
▪	voting or other rights, if any;
▪	conversion prices, if any; and
▪	important United States federal income tax considerations.

The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus forms a part.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities described in this prospectus directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

▪	the names of those agents or underwriters;
▪	applicable fees, discounts and commissions to be paid to them;
▪	details regarding over-allotment options, if any; and
▪	the net proceeds to us.

Common Stock. We may issue shares of our common stock, par value $0.01 per share, from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors, or a committee thereof, out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Preferred Stock. We may issue shares of our preferred stock, par value $0.01 per share, from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including any dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into shares of our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of our preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in a certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus forms a part, or file in a Current Report on Form 8-K and incorporate by reference in the registration statement of which this prospectus form a part, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement relating to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants. We may issue warrants for the purchase of common stock and preferred stock in one or more series. We may issue warrants independently or together with common stock and preferred stock, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Each series of warrants may be issued under a separate warrant agreement that we may enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agreement will be filed as an amendment to the registration statement of which this prospectus forms a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus forms a part.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share, and 3,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2009, there were 68,049,666 shares of our common stock outstanding, outstanding options to purchase 7,866,466 shares of our common stock, outstanding warrants to purchase 13,144,500 shares of our common stock and no shares of preferred stock outstanding.

The following description of our capital stock is based on the provisions of our certificate of incorporation, as amended to date, or certificate of incorporation, our by-laws, as amended to date, or by-laws, and the applicable provisions of the General Corporation Law of the State of Delaware. This description summarizes the material terms and provisions of these securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our certificate and our by-laws that are incorporated by reference into the registration statement of which this prospectus forms a part and, with respect to our preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate, if any, as well as the applicable provisions of the General Corporation Law of the State of Delaware. For information on how to obtain copies of our certificate of incorporation and by-laws, which are exhibits to the registration statement of which this prospectus forms a part, see the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Description of Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative voting rights. Subject to the preferential rights of any holders of our preferred stock, dividends may be declared and paid or set apart for payment to holders of our common stock out of any of our assets or funds legally available, but only when and as declared by our board of directors. In the event of a liquidation, dissolution or winding up of us, holders of our common stock would be entitled to share in our assets remaining after the payment of our debts and liabilities and the satisfaction of any liquidation preference granted to any holders of our outstanding shares of preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Our common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Holders of our common stock do not have preemptive or other rights to subscribe for or purchase additional securities of ours. The transfer agent and registrar for our common stock isWells Fargo Shareholder Services, whose address is 161 North Concord Exchange, South St. Paul, MN 55075, and whose telephone number is (651) 450-4093. Our common stock is listed on the NYSE Amex under the symbol “AIS.”

Description of Preferred Stock

Our board of directors is authorized, without stockholder approval, subject to any limitations prescribed by applicable law or the NYSE Amex, to issue from time to time up to an aggregate of 3,000,000 shares of our preferred stock in one or more series. Our certificate of incorporation does not restrict the repurchase or redemption of shares of our preferred stock while there are arrears in the payment of any dividends or sinking fund installments. Each series of preferred stock will have the rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as our board of directors determines.

               The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify, among other things:

▪	the number of shares in the series of preferred stock;
▪	the number of shares we are offering;
▪	the purchase price;
▪	the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;
▪	the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;
▪	the voting rights of that series of preferred stock, if any;
▪	any conversion provisions applicable to that series of preferred stock;
▪	any redemption or sinking fund provisions applicable to that series of preferred stock;
▪	the liquidation preference per share of that series of preferred stock;
▪	the terms of preemptive rights, if any, applicable to that series of preferred stock;
▪	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
▪	any listing of the preferred stock on any securities exchange or market;
▪	restrictions on transfer, sale or other assignment, if any; and
▪	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Warrants

As of March 31, 2009, warrants to purchase 13,144,500 shares of our common stock were outstanding. These warrants have a weighted average exercise price of $1.83 per share and expire between June 22, 2009 and July 11, 2013.

Registration Rights

We entered into investor rights agreements with certain of our stockholders in July 2007 and March 2006 in connection with private placements of our common stock. Under the terms of these investor rights agreements, certain of our stockholders had registration rights with respect to certain shares of our common stock purchased in the private placements. All of the shares of our common stock subject to the registration rights in these investor rights agreements have been registered.

DESCRIPTION OF WARRANTS

General

This prospectus describes the general terms and provisions of the warrants we may offer and sell under this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those warrants.

We may issue warrants for the purchase of shares of our common stock, preferred stock or any combination of such shares. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants may be issued under a separate warrant agreement that we may enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. Any warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holder of warrants or beneficial owners of warrants. A form of warrant agreement and warrant will be filed as an amendment to the registration statement of which this prospectus forms a part or filed in a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus form a part. Any warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, agency or trust relationship with you.

The following summaries of the material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

▪	the aggregate number of the securities covered by the warrant;
▪	the designation, amount and terms of the securities purchasable upon exercise of the warrant;
▪

the exercise price for shares of our preferred stock, any provisions relating to changes or adjustments in the exercise price, the number of shares of preferred stock to be received upon exercise and a description of that series of our preferred stock;

▪	the exercise price for shares of our common stock, any provisions relating to changes or adjustments in the exercise price and the number of shares of common stock to be received upon exercise;
▪	the expiration date for exercising the warrant;
▪	the minimum or maximum amount of warrants that may be exercised at any time;
▪	a discussion of United States federal income tax consequences; and
▪	any other material terms of the securities warrants.

After the warrants expire they will become void. The prospectus supplement will describe how to exercise the warrants. The prospectus supplement may also provide for certain adjustments of the exercise price of the warrants.

Until a holder exercises the warrants to purchase our common stock or preferred stock, that holder will not have any rights as a holder of our common stock or preferred stock by virtue of ownership of the warrants.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW,

OUR CERTIFICATE OF INCORPORATION AND OUR BY-LAWS

The following paragraphs summarize certain provisions of the General Corporation Law of the State of Delaware, our certificate of incorporation and our by-laws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the General Corporation Law of the State of Delaware and to our certificate of incorporation and by-laws, copies of which are on file with the SEC and may be obtained as set forth in the section of this prospectus entitled “Where You Can Find More Information.”

General

Certain provisions of our certificate of incorporation and by-laws and the General Corporation Law of the State of Delaware could make our acquisition by a third party, a change in our incumbent management or a similar change of control more difficult, including:

▪	an acquisition of us by means of a tender or exchange offer;
▪	an acquisition of us by means of a proxy contest or otherwise; or
▪	the removal of a majority or all of our incumbent officers and directors.

These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

Delaware Anti-Takeover Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prevents a publicly-held Delaware corporation from engaging in a business combination with any interested stockholder for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets. In general, an interested stockholder is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Removal of Directors and Vacancies

Our certificate of incorporation provides that directors may be removed only for cause and only by the affirmative vote of the holders of 70% of our shares of capital stock entitled to vote at an election of directors. Under our certificate of incorporation, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of our company.

Staggered Board of Directors

Our board of directors has been divided into three classes of directors. The term of one class will expire each year. Directors for each class will be chosen for a three-year term upon the expiration of such class’s term, and the directors in the other two classes will continue in office. The staggered terms for directors may affect stockholders’ ability to change control of our company even if a change in control were in the stockholders’ interest.

No Cumulative Voting

Our certificate of incorporation and by-laws do not provide for cumulative voting.

Stockholder Meetings

Our certificate of incorporation and our by-laws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and our by-laws also provide that, except as otherwise required by law, special meetings of the stockholders may only be called by a resolution approved by the majority of our board of directors. In addition, our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders may only consider proposals or nominations at an annual meeting specified in the notice of the meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Undesignated Preferred Stock

The authorization in our certificate of incorporation of undesignated preferred stock makes it possible for our board of directors, without obtaining further stockholder approval, to issue preferred stock with voting rights or other rights or preferences that could impede the success of any attempt to take control of us.

Supermajority Voting for Certain Amendments to Our Certificate of Incorporation and By-laws

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our certificate of incorporation requires the affirmative vote of at least 70% of the shares entitled to vote, as well as the affirmative vote of at least 70% of the shares of each class of capital stock entitled to vote as a class, to amend or repeal any provision of Articles VI, VII, VIII, IX or X of our certificate of incorporation. Our certificate of incorporation also requires the affirmative vote of at least 70% of the shares entitled to vote, voting as a single class, to amend or repeal our by-laws, except that if our board of directors recommends that our stockholders approve an amendment or repeal, then such recommended amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote, voting as a single class.

PLAN OF DISTRIBUTION

Pursuant to General Instruction I.B.6 of Form S-3, we are permitted to utilize the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third of the aggregate market value of the outstanding voting and non-voting common equity held by our non-affiliates in any 12 month period. We may, from to time, offer the securities registered hereby up to this maximum amount.

We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:

▪	underwritten public offerings;
▪	negotiated transactions;
▪	block trades;
▪

“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise, at prevailing market prices;

▪	through a combination of these methods.

We may distribute securities from time to time in one or more transactions:

▪	at a fixed price or prices, which may be changed;
▪	at market prices prevailing at the time of sale;
▪	at prices related to such prevailing market prices; or
▪	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

▪	the name or names of the underwriters, if any;
▪

if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

▪	the purchase price of the securities and the proceeds we will receive from the sale;
▪

if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

▪	any delayed delivery arrangements;
▪	any over-allotment options under which underwriters may purchase additional securities from us;
▪	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
▪	any public offering price;
▪	any discounts, commissions or commissions allowed or reallowed or paid to dealers;
▪	the identity and relationships of any finders, if applicable; and

16

▪	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter of the securities offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority or independent broker-dealer will not be greater than 8% of the aggregate amount of securities offered pursuant to this prospectus and any applicable prospectus supplement.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

                Each series of the offered securities will be a new issue and, other than the shares of common stock which are listed on the NYSE Amex, will have no established trading market. Any underwriters to whom we sell the offered securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any series of offered securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. We cannot predict the liquidity of the trading market for any of the offered securities.

In connection with an offering, the underwriters may purchase and sell the offered securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of offered securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the offered securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased offered securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the offered securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of any securities offered by us in the applicable prospectus supplement will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

EXPERTS

KPMG LLP, an independent registered public accounting firm, has audited our consolidated financial statements as included in our Annual Report on Form 10-K for the year ended December 31, 2008, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on KPMG LLP’s report, given on their authority as experts in accounting and auditing.

The audit report covering the December 31, 2008 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses and negative cash flows from operations since inception. Additional revenue arrangements or financing may be needed to enable the Company to fund the Company’s future operations, which raises substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov).

You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the documents listed below and any future documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished to, and not filed with, the SEC) prior to the termination of this offering:

▪	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008; and
▪

The description of our common stock our registration statement on Form 8-A filed with the SEC on September 22, 2004 (File No. 333-06661), including any amendments or reports filed for the purpose of updating such description.

To receive a free copy of any of the documents incorporated by reference in this prospectus, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, call or write us at the following address and telephone number:

Antares Pharma, Inc.

250 Phillips Blvd., Suite 290

Ewing, New Jersey 08618

(609) 359-3020

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

$20,000,000

ANTARES PHARMA, INC.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

May 6, 2009

10,625,000 Units

(each Unit consisting of one share of Common Stock and one Warrant to purchase 0.4 of a share of Common Stock)

Antares Pharma, Inc.

PROSPECTUS SUPPLEMENT

July 24, 2009

Cowen and Company

Oppenheimer & Co., Inc.

Ladenburg Thalmann & Co. Inc.